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                                                                     EXHIBIT 16


                        [COOPERS & LYBRAND LETTERHEAD]



June 5, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Picom Insurance Company (copy attached) which we understand will be filed with the Commission, pursuant to Item 601 of Regulation S-K, Exhibit 16, as part of the Company's Amendment No. 1 to Form S-4. We agree with the Statements concerning our Firm in such Form S-4.

Very truly yours,


Coopers & Lybrand L.L.P.

MEF:bss


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        The consolidated financial statements of PICOM at December 31, 1995 and for the year then ended included in this Proxy Statement/Prospectus and in the Registration Statement have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of that firm as experts in auditing and accounting in giving said report. As noted in KPMG
Peat Marwick LLP's report, PICOM changed its method of accounting for loss and loss adjustment expense reserves by eliminating discounting of such reserves in 1995.

        The consolidated financial statements of PICOM at December 31, 1994 and for each of the two years in the period ended December 31, 1994 included in this Proxy Statement/Prospectus and in the Registration Statement have been audited by Coopers & Lybrand LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of that firm as experts in auditing and accounting in giving said report. Coopers & Lybrand LLP's report contained an explanatory paragraph due to changes in accounting methods in 1993.

        The Holding Company Board has appointed KPMG Peat Marwick LLP as independent auditors for Holding Company for the purpose of the financial statements of Holding Company included in this Proxy Statement/Prospectus and the Registration Statement and for the calendar year ending December 31, 1996. The PICOM Board has appointed KPMG Peat Marwick LLP as independent auditors for PICOM for the calendar year ending December 31, 1996.

        At a meeting of the PICOM Board held on September 21, 1995 and after recommendation by the Audit Committee of the PICOM Board, the accounting firm of KPMG Peat Marwick LLP was engaged by PICOM to perform future independent audits of PICOM commencing with calendar year 1995. KPMG Peat Marwick LLP thereby replaced Coopers & Lybrand LLP as PICOM's independent auditors. The change in accountants resulted from PICOM's putting its audit work out to bid and did not reflect any dissatisfaction or disagreement with Coopers & Lybrand LLP. Coopers & Lybrand LLP participated in the bidding process. In a letter dated October 3, 1995, Coopers & Lybrand LLP participated in the bidding process. In a letter dated October 3, 1995, Coopers & Lybrand LLP confirmed that the change in certifying accountants did not result from disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure. During PICOM's two most recent fiscal years PICOM did not engage any independent accountants other than KPMG Peat Marwick LLP and Coopers & Lybrand LLP to audit the financial statements of PICOM or any significant subsidiary of PICOM.

        Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting. These representatives will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

                            SHAREHOLDER PROPOSALS

        If the Merger is not consummated, then any PICOM shareholder who wishes to submit a proposal for presentation at the 1997 Annual Meeting of Shareholders of PICOM, and for inclusion, if appropriate, in PICOM's proxy statement and the form of proxy relating to such annual meeting, must comply with the Michigan Insurance Code and the rules and regulations thereunder then in effect and must submit such proposal to the Secretary of PICOM at the principal office of PICOM by ___________________ , 1997.

        If the Merger is consummated, then it is currently anticipated that Holding Company's 1997 Annual Meeting of Shareholders will be held on or about June 4, 1997. Any Holding Company shareholder who wishes to submit a proposal for presentation to such annual meeting, and for inclusion, if appropriate, in Holding Company's proxy statement and the form of proxy relating to such annual meeting, must comply with the rules and regulations of the Securities and Exchange Commission then in effect and the Holding Company Charter